UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/21/2008

Nektar Therapeutics
(Exact name of registrant as specified in its charter)

Commission File Number:  0-24006

Delaware	94-3134940
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

201 Industrial Road, San Carlos, CA 94070
(Address of principal executive offices, including zip code)

(650) 631-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On April 21, 2008, Jillian B. Thomsen, Vice President, Finance and Controller of Nektar Therapeutics ("Nektar"), was promoted and appointed to Vice President and Chief Accounting Officer. Ms. Thomsen reports to John Nicholson, our Senior Vice President and Chief Financial Officer.

Ms. Thomsen, age 42, joined Nektar in March 2006 as Vice President, Finance and Controller. Before joining Nektar, Ms. Thomsen was Deputy Controller of Calpine Corporation from September 2002 to February 2006. From December 1990 to May 2002, Ms. Thomsen performed various roles with Arthur Andersen starting as a staff accountant and concluding as a senior manager. Ms. Thomsen holds a Masters of Accountancy from the University of Denver and a B.A. in Business Economics from Colorado College.

Ms. Thomsen participates in Nektar's standard executive benefits program including Nektar's change of control severance benefit plan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nektar Therapeutics

Date: April 25, 2008	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary